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                                                                      EXHIBIT 5

                              [S & W letterhead]

                                August   , 1997

System Software Associates, Inc.
500 West Madison Street
32nd Floor
Chicago, Illinois 60661

 Re: Registration Statement on Form S-3 ("Registration Statement")

Gentlemen and Ladies:

  We have acted as counsel for System Software Associates, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the Company's public offering
(the "Offering") of up to $103,500,000 principal amount of the Company's    %
Convertible Subordinated Notes (the "Notes"), and the shares of the Company's common stock, par value $0.0033 per share, which may be issued upon conversion of the Notes (the "Conversion Shares"). In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Certificate of Incorporation of the Company, as amended, (c) the By-Laws of the Company, (d) resolutions adopted by the Board of Directors of the Company in connection with the Offering, (e) the form of Indenture between the Company and First Chicago Trust Company, as Trustee, relating to the Notes (the "Indenture"), (f) the form of Note attached as Exhibit A to the form of Indenture, and (g) the form of Underwriting Agreement between the Company and Alex. Brown & Sons Incorporated as representative of the several Underwriters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all the documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

  Based upon and subject to the foregoing, we advise you that, in our opinion:

    (1) The $103,500,000 in principal amount of Notes covered by the Registration Statement (including the up to $13,500,000 in principal amount of Notes issuable upon exercise of the Underwriters' over-allotment option), when issued by the Company pursuant to the Indenture, will be legally issued and binding obligations of the Company under the terms of the Indenture, except (i) as enforceability may be limited by the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally; (ii) as enforceability may be limited by the effects of general principles of equity, whether applied by a court of law or equity; (iii) as rights to indemnity or contribution under the same may be limited by federal or state securities laws or the public policy underlying such laws; and (iv) that we express no opinion as to the waiver of the defense of usury; and

    (2) The Conversion Shares, when issued by the Company upon the conversion of outstanding Notes in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and non-assessable.
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    Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and the laws of the State of Illinois, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,